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                                                                    Exhibit 99


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       STRUCTURAL AND COLLATERAL TERM SHEETS AND COMPUTATIONAL MATERIALS
         Bear Stearns Commercial Mortgage Securities Inc. (Depositor) Commercial Mortgage Pass-Through Certificates, Series 1999-CLF1

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   Prospective investors are advised to read carefully, and should rely solely on, the information contained in the final prospectus supplement to the prospectus dated August 18, 1998 relating to certain classes of certificates referred to above (the "Certificates") in making their investment decision.

   The information contained in this Exhibit 99 should be reviewed only in conjunction with a careful review of such prospectus supplement and prospectus. Such information does not include any information relating to the structure of the Certificates and does not include all relevant information relating to the underlying Mortgage Loans. Particular attention should be paid to the risks and special considerations associated with an investment in the Certificates described in such prospectus supplement and prospectus. The information contained in this Exhibit 99 should not be viewed as projections, forecasts, predictions or opinions with respect to value.

   Any information contained in this Exhibit 99 is subject to completion or amendment. Furthermore, any information contained in this Exhibit 99 will be more fully described in the final prospectus supplement and prospectus, and such information contained herein will be fully superseded thereby. Prior to making any investment decision, a prospective investor should receive and carefully review such prospectus supplement and prospectus.

NOTHING IN THIS EXHIBIT 99 SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

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